Exhibit 99.1

Contact:	Chad M. Utrup, CFO
Commercial Vehicle Group, Inc.
(614) 289-5360
FOR IMMEDIATE RELEASE
COMMERCIAL VEHICLE GROUP REVISES
FOURTH QUARTER 2006 ESTIMATES
New Albany, Ohio, January 15, 2007- Commercial Vehicle Group, Inc. (Nasdaq: CVGI) today reported that its Fourth Quarter 2006 earnings per share estimates will be lowered by approximately $0.20 to $0.30 due to specific events occurring during the fourth quarter 2006. Estimates had previously been in the range of $0.70 to $0.72 per diluted share for the quarter and have been revised to $0.40 to $0.50 per diluted share.
“Obviously, we are disappointed with our fourth quarter performance,” said Mervin Dunn, president and chief executive officer. “We have experienced certain one-time impacts as a result of our facility consolidation efforts and unforeseen business interruptions during the quarter. In addition, the artificially high build rates in the class 8 truck market continued to cause our temporary labor, overtime and overall production costs to rise beyond expectations,” Dunn added. “While we are disappointed, we remain extremely positive on our approach and strategy for continued success and we look forward to discussing these matters as well as our outlook for 2007 and 2008 on our conference call.”
The Company expects to issue its fourth quarter earnings and 2006 results on February 8, 2007, and will schedule an earnings conference call to discuss results in detail at that time.
A conference call to discuss our revised guidance in detail and preview 2007 and 2008 is scheduled for Tuesday, January 16, 2007 at 11:00 a.m. EST. Interested participants may listen to the live conference call by dialing (706)-758-9607 and asking for the CVG conference call. A recording of this call will be available until midnight, January 23, 2007 by dialing (706)-645-9291 and entering code 6372564.
To listen to a live Webcast of the conference call, go to Commercial Vehicle Group’s website, www.cvgrp.com, click on “Investor Relations” and follow the prompts. The webcast will also be available until January 23, 2007.
About Commercial Vehicle Group, Inc.
Commercial Vehicle Group is a leading supplier of fully integrated system solutions for the global commercial vehicle market, including the heavy-duty truck market, the construction and agriculture market and the specialty and military transportation markets. The company’s products include suspension seat systems, interior trim systems, such as instrument and door panels, headliners, cabinetry, molded products and floor systems, cab structures and components, mirrors, wiper systems, electronic wiring harness assemblies and controls and switches specifically designed for applications in commercial vehicle cabs. CVG is headquartered in New Albany, OH with operations throughout North America, Europe and Asia. Information about CVG and its products is available on the internet at www.cvgrp.com.
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Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are based on certain assumptions that the company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) CVG’s ability to develop or successfully introduce new products; (ii) risks associated with conducting business in foreign countries and currencies; (iii) general economic or business conditions affecting the markets in which CVG serves; (iv) increased competition in the heavy-duty truck market; (v) CVG’s failure to complete or successfully integrate additional strategic acquisitions; and (vi) various other risks as outlined in CVG’s SEC filings. There can be no assurance that statements made in this press release relating to future events will be achieved. CVG undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to CVG or persons acting on behalf of CVG are expressly qualified in their entirety by such cautionary statements.
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